Exhibit 10.1

Execution Copy

INCREMENTAL AMENDMENT

This INCREMENTAL AMENDMENT, dated as of October 22, 2021 (this “Amendment”), is by and among NORTHWEST PIPE COMPANY, an Oregon corporation (“Administrative Borrower”), NWPC, LLC, a Delaware limited liability company (“NWPC”), GENEVA PIPE AND PRECAST COMPANY, a Utah corporation (“Geneva”), PARK ENVIRONMENTAL EQUIPMENT, LLC, a Texas limited liability company (“New Borrower” or “Park”, and together with Administrative Borrower, NWPC and Geneva, each a “Borrower” and jointly and severally as, the “Borrowers”), the other Credit Parties party hereto (“Reaffirming Guarantors”), each of the financial institutions with an Additional Revolving Commitment (as defined below) party hereto (the “Incremental Lenders” and each an “Incremental Lender”), each of the other Lenders party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”), Swingline Lender and Issuing Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Borrowers, the Lenders party thereto, the Administrative Agent, the Swingline Lender and the Issuing Lender are parties to that certain Credit Agreement, dated as of June 30, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Administrative Borrower has informed the Administrative Agent it has acquired all of the equity interests (the “Park Acquisition”) of Park Environmental Equipment, LLC, a Texas limited liability company from EBSR, LLC, a Texas limited liability company (the “Park Seller”) prior to the Amendment Effective Date by and through that certain Membership Interest Purchase Agreement dated as of October 5, 2021 (as amended (and including all such amendments) prior to the Amendment Effective Date) by and between the Park Seller and Northwest Pipe Company, an Oregon corporation, including all schedules, exhibits and annexes thereto (collectively, the “Park Acquisition Documents”);

WHEREAS, the Borrowers have requested (i) the establishment of a $25,000,000 Incremental Increase pursuant to Section 5.13 of the Credit Agreement (the “Additional Revolving Commitments”), and (ii) certain other amendments to the Credit Agreement; and

WHEREAS, (i) each Incremental Lender has agreed to provide the Additional Revolving Commitments, and (ii) the Administrative Agent and the Lenders party hereto, which Lenders constitute all Lenders, agree to the other amendments to the Credit Agreement, in each case on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.

AMENDMENTS TO CREDIT AGREEMENT

1.1         Incremental Revolving Commitments. The parties hereto agree as follows:

(a)    Subject to the terms and conditions set forth herein and on the Amendment Effective Date (as defined below), the amount of the Revolving Credit Commitment of each Incremental Lender is increased to the amount set forth opposite the name of such Incremental Lender on Schedule 1.1(a) attached hereto as Exhibit A.

(b)    The Additional Revolving Commitment constitutes an Incremental Increase (as defined in the Credit Agreement) and is incurred under Section 5.13 of the Credit Agreement.

(c)    The Increase Effective Date for the Incremental Increase shall be the Amendment Effective Date.

(d)    Except for the Upfront Fee (as defined below), the Incremental Increase has the same terms applicable to the Revolving Credit Commitments and as of the Amendment Effective Date shall be deemed a part of the Revolving Credit Commitments for all purposes under the Credit Agreement.

(e)    The Incremental Increase shall reduce the aggregate amount available Incremental Facilities Limit. After giving effect to this Amendment, the amount available under the Incremental Facilities Limit shall be $0.

(f)     This Amendment shall be deemed to constitute and satisfy any and all request and notice requirements relating to the Incremental Increase set forth in Section 5.13 of the Credit Agreement.

1.2         Amendments to Credit Agreement. Upon the Amendment Effective Date:

(a)    the Credit Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Additional Revolving Commitments set forth herein (and, for the avoidance of doubt, the other amendments expressly contemplated herein), without the need for the execution and delivery of a separate amendment to the Credit Agreement. Without limiting the foregoing the definitions of “Revolving Credit Commitment”, “Revolving Credit Commitment Percentage”, “Revolving Credit Exposure”, “Revolving Credit Facility”, “Revolving Credit Lender”, “Revolving Credit Loan”, “Revolving Credit Maturity Date”, and “Revolving Credit Outstandings” set forth in Section 1.1 of the Credit Agreement shall be deemed automatically updated to take into account the Additional Revolving Commitments as set forth in this Amendment.

(b)    the definitions of “Consolidated Fixed Charge Coverage” and “Consolidated Fixed Charges” set forth in Section 1.1 of the Credit Agreement shall be deemed deleted.

(c)    Section 1.1 of the Credit Agreement is hereby amended by amending and restating the defined term “Agreement” to read as follows:

“Agreement” means the Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

(d)    Section 1.1 of the Credit Agreement is hereby amended by amending and restating the defined term “Collateral Agreement” to read as follows:

(e)

“Collateral Agreement” means the Guaranty and Security Agreement of even date herewith executed by the Credit Parties in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, which shall be in form and substance acceptable to the Administrative Agent.

(f)    Section 1.1 of the Credit Agreement is hereby amended by amending and restating the defined term “Consolidated EBITDA” to read as follows:

“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Administrative Borrower and its Subsidiaries:

(a)     Consolidated Net Income for such period plus

(b)     the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period:

(i)      Consolidated Interest Expense;

(ii)     expense for Taxes measured by net income, profits or capital (or any similar measures), paid or accrued, including federal and state and local income Taxes, foreign income Taxes and franchise Taxes;

(iii)    depreciation, amortization and other non-cash charges or expenses, excluding any non-cash charge or expense that represents an accrual for a cash expense to be taken in a future period;

(iv)    non-cash unusual and non-recurring losses as permitted by the Administrative Agent in its sole discretion;

(v)     fees, costs and expenses incurred in connection with any Permitted Acquisition as permitted by the Administrative Agent in its sole discretion (for the avoidance of doubt, such fees, costs and expenses incurred in respect of the Park Acquisition shall be deemed permitted on and as of the Incremental Effective Date);

(vi)    any amount, at Administrative Agent’s sole discretion, that is not already included in the additions to Consolidated EBITDA; less

(c)      the sum of the following, without duplication, to the extent included in determining Consolidated Net Income for such period:

(i)      interest income,

(ii)     any unusual and non-recurring gains outside the ordinary course of business;

(iii)    gains on sales of fixed assets; and

(iv)    unrealized gains resulting from foreign currency translation gains.

Consolidated EBITDA shall include with respect to the applicable Reference Period for each of the four (4) fiscal quarters ending immediately after the Incremental Effective Date, the Park EBITDA for such applicable determination period.

(g)    Section 1.1 of the Credit Agreement is hereby amended by amending and restating the defined term “Loan Documents” to read as follows:

“Loan Documents” means, collectively, this Agreement, each Note, the Letter of Credit Documents, the Security Documents, the Fee Letters, the Negative Pledge Agreement, and each other document, instrument, certificate and agreement executed and delivered by the Credit Parties or any of their respective Subsidiaries in favor of or provided to the Administrative Agent or any Secured Party in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Secured Hedge Agreement and any Secured Cash Management Agreement).

(h)    Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms in proper alphabetical order, in each case to read as follows:

“Incremental Amendment” means that certain Incremental Amendment, dated as of October 22, 2021, is by and among the Borrowers, the Credit Parties party thereto, the Incremental Lenders (as defined therein), the other Lenders party thereto, the Administrative Agent, the Swingline Lender and the Issuing Lender.

“Incremental Effective Date” means the “Amendment Effective Date” as defined in the Incremental Amendment.

“Park” means Park Environmental Equipment, LLC, a Texas limited liability company.

“Park Acquisition” means the “Park Acquisition” as defined in the Incremental Amendment.

“Park Acquisition Documents” means the “Park Acquisition Documents” as defined in the Incremental Amendment.

“Park EBITDA” means, for any period, the sum of the following for Park:

(d)     Park Net Income for such period plus

(e)     the sum of the following, without duplication, to the extent deducted in determining Park Net Income for such period:

(i)      Park Interest Expense;

(ii)     expense for Taxes measured by net income, profits or capital (or any similar measures), paid or accrued, including federal and state and local income Taxes, foreign income Taxes and franchise Taxes;

(iii)    depreciation, amortization and other non-cash charges or expenses, excluding any non-cash charge or expense that represents an accrual for a cash expense to be taken in a future period;

(iv)    non-cash unusual and non-recurring losses as permitted by the Administrative Agent in its sole discretion;

(v)     [reserved];

(vi)    [reserved];

(vii)    any amount, at Administrative Agent’s sole discretion, that is not already included in the additions to Park EBITDA; less

(f)      the sum of the following, without duplication, to the extent included in determining Park Net Income for such period:

(i)      interest income,

(ii)     any unusual and non-recurring gains outside the ordinary course of business;

(iii)    gains on sales of fixed assets; and

(iv)    unrealized gains resulting from foreign currency translation gains.

“Park Interest Expense” means, for any period, the sum of the following for Park determined in accordance with GAAP, interest expense (including interest expense attributable to Capital Lease Obligations and all net payment obligations pursuant to Hedge Agreements) for such period.

“Park Net Income” means, for any period, the net income (or loss) of Park for such period, determined in accordance with GAAP.

(i)     Section 9.15(b) of the Credit Agreement is hereby amended by deleting the language in Section 9.15(b) in its entirety and replacing the same with “[Reserved]”.

(j)     Section 9.15(c) of the Credit Agreement is hereby amended by amending and restating such Section to read as follows:

(c)         Minimum Consolidated EBITDA. As of the last day of any fiscal quarter ending, permit the Consolidated EBITDA to be less than $31,500,000 for the Reference Period immediately preceding such fiscal quarter ending.

1.3         Amendment and Restatement of Schedule 1.1(a) to Credit Agreement. Upon the Amendment Effective Date, Schedule 1.1(a) to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto and made a part hereof for all purposes.

1.4         Amendment and Restatement of Exhibit F to Credit Agreement. Upon the Amendment Effective Date, Exhibit F to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit B hereto and made a part hereof for all purposes.

1.5         Assignment and Reallocation of Existing Revolving Commitment and Existing Revolving Loans.

(a)    Each of the parties hereto severally and for itself agrees that on the Amendment Effective Date, each Lender hereby irrevocably sells, transfers, conveys and assigns, without recourse, representation or warranty (except as expressly set forth herein), to each Incremental Lender, and each such Incremental Lender hereby irrevocably purchases from such Lender, a portion of the rights and obligations of such Lender under the Credit Agreement and each other Loan Document in respect of its Revolving Credit Commitments and Revolving Credit Loans under the Credit Agreement such that, after giving effect to the foregoing assignment and delegation and any increase in the Revolving Credit Commitments effected pursuant hereto, each Incremental Lender’s Revolving Credit Commitment Percentage of the Revolving Credit Commitments and the Revolving Credit Loans and for the purposes of this Amendment and each other Loan Document will be as set forth opposite such Person’s name on Schedule 1.1(a), as the same is amended herein, to the Credit Agreement.

(b)   Each Lender hereby represents and warrants to each Incremental Lender that, immediately before giving effect to the provisions of this Section, (i) such Lender is the legal and beneficial owner of the portion of its rights and obligations in respect of its Revolving Credit Loans and Revolving Credit Commitments being assigned to each Incremental Lender as set forth above; and (ii) such rights and obligations being assigned and sold by such Lender are free and clear of any adverse claim or encumbrance created by such Lender.

(c)   Each of the Incremental Lenders hereby acknowledges and agrees that (i) other than the representations and warranties contained above, no Lender nor the Administrative Agent has made any representations or warranties or assumed any responsibility with respect to (A) any statements, warranties or representations made in or in connection with this Amendment or the execution, legality, validity, enforceability, genuineness or sufficiency of this Amendment, the Credit Agreement or any other Loan Document or (B) the financial condition of any Credit Party or the performance by any Credit Party of the Obligations; (ii) it has received such information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; and (iii) it has made and continues to make its own credit decisions in taking or not taking action under this Amendment, independently and without reliance upon the Administrative Agent or any other Lender.

(d)    The Borrowers, each of the Lenders and the Administrative Agent also agree that each of the Incremental Lenders shall, as of the Amendment Effective Date, have all of the rights and interests as a Lender in respect of the Revolving Credit Loans purchased and assumed by it, to the extent of the rights and obligations so purchased and assumed by it.

(e)    Each Incremental Lender which is purchasing any portion of the Revolving Credit Loans shall deliver to the Administrative Agent immediately available funds in the full amount of the purchase made by it and the Administrative Agent shall, to the extent of the funds so received, disburse such funds to the Lenders that are making sales and assignments in the amount of the portions so sold and assigned.

(f)     The Administrative Agent and each Lender hereby waives any breakage payments that may be due as a result of the reallocations set forth in this Amendment.

SECTION 2.

REAFFIRMATION OF GUARANTY AND SECURITY AGREEMENT

2.1       Reaffirmation. In order to induce the Administrative Agent, the Swingline Lender, the Issuing Lender and the Lenders to enter into this Amendment and to induce the Lenders to continue to make their respective Extensions of Credit to the Borrowers, it is a condition precedent to the effectiveness of this Amendment that the Reaffirming Guarantors execute and deliver this Amendment and reaffirm each Reaffirming Guarantor’s obligations as follows:

(a)    Each Reaffirming Guarantor hereby (a) acknowledges receipt of a copy of each of this Amendment and the other Loan Documents, (b) to the extent any consent of such Reaffirming Guarantor thereto may be required, consents to the execution and delivery by the Borrowers of, and the incurrence by the Borrowers of the Obligations under and evidenced by, this Amendment and the other Loan Documents.

(b)    Each Reaffirming Guarantor reaffirms, individually, as a Guarantor and Grantor all of the terms and provisions of the Guaranty and Security Agreement (“Security Agreement”), dated as of June 30, 2021, and the agreements and obligations applicable to it contained therein.

(c)    Without in any way limiting any provision of the Security Agreement, each Reaffirming Guarantor acknowledges, understands and agrees that each Reaffirming Guarantor shall continue to be bound by, and liable for any and all of its obligations under, the Security Agreement, and the Security Agreement shall remain a valid obligation of such Reaffirming Guarantor, in any case, without further action, notice or otherwise by or to any Credit Party, any Lender, the Administrative Agent or any other Person.

(d)    Each Reaffirming Guarantor further acknowledges and agrees that the Security Agreement is such Reaffirming Guarantor’s valid obligation, enforceable in accordance with its terms, without any defense or setoff.

(e)   To secure the payment and performance of the Secured Obligations, and ratifying, confirming and supplementing each Reaffirming Guarantor’s prior pledges of and grants of security interests in and Liens on the Collateral heretofore pledged and granted pursuant to the Security Agreement, each Reaffirming Guarantor hereby pledges to and grants to the Administrative Agent, for its benefit and the ratable benefit of each other Secured Party, a security interest in and Lien on, and acknowledges and agrees that the Administrative Agent, for its benefit and the ratable benefit of each other Secured Party, has and shall continue to have a pledge of and a continuing security interest in and Lien on, any and all right, title and interest of such Reaffirming Guarantor, whether now existing or hereafter acquired or arising, in and to all of the Collateral of such Grantor, as security for the prompt payment and performance of all Secured Obligations.

(f)     The terms of the Security Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

SECTION 3.

JOINDER OF NEW BORROWER

3.1        Joinder. Pursuant to Sections 8.21 and 5.13(e) of the Credit Agreement, the New Borrower is required to become a party to the Credit Agreement as a Borrower thereunder and to the Security Agreement as a grantor thereunder. The New Borrower will obtain benefits as a result of the continued extension of credit to the Borrowers under the Credit Agreement, which benefits are hereby acknowledged, and, accordingly, desire to execute and deliver this Amendment and further agrees as follows:

(a)

The New Borrower hereby acknowledges, agrees and confirms that, by its execution of this Amendment, the New Borrower will be deemed to be a Credit Party and a Borrower under the Credit Agreement for all purposes of the Credit Agreement and shall have all of the obligations of a Borrower and Credit Party thereunder as if it had executed the Credit Agreement. The New Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Credit Parties set forth in Article VII of the Credit Agreement, and (b) all of the covenants set forth in Articles VIII and IX of the Credit Agreement.

(b)

If required, the New Borrower is, simultaneously with the execution of this Amendment, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with the Credit Agreement. The information on the schedules to the Credit Agreement and the Loan Documents are hereby supplemented (to the extent permitted under the Credit Agreement or Loan Documents) to reflect the information shown on the attached Exhibit C and, with respect to the Security Agreement, Exhibit D.

(c)

The New Borrower hereby acknowledges, agrees and confirms that, by its execution of this Amendment, the New Borrower will be deemed to be a party to the Security Agreement, and shall have all the rights and obligations of a “Grantor” (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The New Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the applicable terms, provisions and conditions contained in the Security Agreement. Without limiting the generality of the foregoing terms of this Paragraph (c), the New Borrower hereby grants, pledges and assigns to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right of set off, to the extent applicable, against any and all right, title and interest of the New Borrower in and to the Collateral (as such term is defined in the Security Agreement) of the New Borrower.

(d)	The address of the New Borrower for the purposes of Section 12.1 of the Credit Agreement is as follows:

201 NE Park Plaza Dr., Suite 100

Vancouver, WA 98684

Attn: Aaron Wilkins

(e)	The New Borrower and Administrative Borrower shall deliver the documents, take the actions and complete the tasks set forth below, in each case, within the applicable time limits specified therein:

i.

On or before November 15, 2021 (or such longer time as Administrative Agent may agree in its sole discretion), New Borrower shall use commercially reasonable efforts to deliver landlord waivers in form and substance reasonably satisfactory to Administrative Agent for the following locations: (1) 7015 Fairbanks N. Houston Rd., Houston TX, (2) 8491 Highway 87 East, San Antonio, TX 78263 and (3) 1200 South Interstate 45, Ferris, TX 75125.

ii.

On or before December 31, 2021 (or such longer time as Administrative Agent may agree in its sole discretion), New Borrower shall have (i) completed each assignment, name change filing or other action reasonably necessary to properly reflect New Borrower’s ownership of the intellectual property listed on the Supplement to Perfection Certificate delivered in connection with this Amendment and (ii) executed such Patent Security Agreements and/or Trademark Security Agreements as requested by Administrative Agent to perfect Administrative Agent’s security interest in such trademarks and/or patents.

SECTION 4.

CONDITIONS TO EFFECTIVENESS

4.1         Closing Conditions. This Amendment shall become effective upon satisfaction (or waiver) of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent) (the “Amendment Effective Date”):

(a)    Executed Amendment. Receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrower, each other Credit Party, the Incremental Lenders, the Required Lenders, the Administrative Agent and the Issuing Lender.

(b)   Executed Note. To the extent requested by any Incremental Lender, each such Incremental Lender shall have received an (i) Amended and Restated Revolving Credit Note in respect of its Revolving Commitment (taking into account any Additional Revolving Commitment) and (ii) an Amended and Restated Swingline Note adding New Borrower as a “Borrower” thereunder.

(c)    Officer’s Certificate. The Administrative Agent shall have received an Officer’s Certificate dated the Amendment Effective Date, certifying as to the Organization Documents of each Credit Party (which, to the extent applicable and filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), the resolutions of the governing body of each Credit Party, the good standing, existence or its equivalent of each Credit Party and of the incumbency (including specimen signatures) of the Responsible Officers of each Credit Party.

(d)    Legal Opinions of Counsel. The Administrative Agent shall have received an opinion or opinions (including, if requested by the Administrative Agent, local counsel opinions) of counsel for the Credit Parties, dated the Amendment Effective Date and addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent.

(e)    Lien Searches. The Administrative Agent shall have received (A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (B) tax lien, judgment and bankruptcy searches.

(f)    Solvency Certificate. The Administrative Agent shall have received a solvency certificate with respect to the Credit Parties and their Subsidiaries, taken as a whole (after giving effect to the Transactions and the incurrence of Indebtedness related thereto) signed by a Financial Officer of the Administrative Borrower, dated the Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent.

(g)    Anti-Money-Laundering; Beneficial Ownership. Promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender (including any Incremental Lender) for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act. To the extent any Credit Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Credit Party or, in the case where a Beneficial Ownership Certification has already been delivered with respect to such Credit Party, an updated Beneficial Ownership Certification if the information provided in the Beneficial Ownership Certification delivered to any Lender in relation to such Credit Party resulted in a change to the list of beneficial owners identified in such certification.

(h)    Fees and Expenses. The Administrative Agent and each Lender shall have received from the Borrowers (i) an upfront fee in an amount equal to $62,500 (the “Upfront Fee”), (ii) such reasonable fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and (iii) Administrative Agent’s counsel shall have received from the Borrowers payment of all outstanding reasonable fees and expenses previously incurred and all reasonable fees and expenses incurred in connection with this Amendment. All fees, expenses and other amounts payable hereunder shall be non-refundable and fully earned upon Administrative Agent’s and each Lender’s receipt of such expenses or amounts.

(i)    Pay-off Letter. The Administrative Agent shall have received satisfactory pay-off letters for all existing Indebtedness required to be repaid and which confirms that all Liens, other than Permitted Encumbrances, upon any of the property of the Credit Parties constituting Collateral will be terminated concurrently with such payment and all letters of credit issued or guaranteed as part of such Indebtedness shall have been cash collateralized or supported by a Letter of Credit.

(j)     Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02 of the Credit Agreement), shall be in proper form for filing, registration or recordation.

(k)    Intellectual Property. The Administrative Agent shall have received security agreements duly executed by the applicable Credit Parties for all federally registered copyrights, copyright applications, patents, patent applications, trademarks and trademark applications included in the Collateral, in each case in proper form for filing with the U.S. Patent and Trademark Office or U.S. Copyright Office, as applicable.

(l)    Other Collateral Documentation. The Administrative Agent shall have received any documents reasonably requested thereby or as required by the terms of the Security Documents to evidence its security interest in the Collateral (including, without limitation, any landlord waivers or collateral access agreements, notices and assignments of claims required under Applicable Laws, bailee or warehouseman letters or filings with the FCC or any other applicable Governmental Authority).

(m)   Amendment Effective Date Acquisition. The Credit Parties shall have completed (or substantially concurrently with the credit extension hereunder will complete) the Park Acquisition in accordance with the terms of the Park Acquisition Documents (without any amendment thereto or waiver thereunder that is adverse to the interests of the Administrative Agent and the Lenders unless consented to by the Administrative Agent). The Administrative Agent shall have received copies of the final, fully executed Park Acquisition Documents, together with all exhibits and schedules thereto.

(n)   Pledged Collateral. The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the certificated Equity Interests pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents together with an undated allonge for each such promissory note duly executed in blank by the holder thereof.

(o)    Property and Liability Insurance. The Administrative Agent shall have received, in each case in form and substance reasonably satisfactory to the Administrative Agent, evidence of property, business interruption and liability insurance covering each Credit Party (with appropriate endorsements naming the Administrative Agent as lender’s loss payee (and mortgagee, as applicable) on all policies for property hazard insurance and as additional insured on all policies for liability insurance), and if requested by the Administrative Agent, copies of such insurance policies.

(p)    Officer’s Closing Date Certificate. A certificate from a Responsible Officer of the Borrowers to the effect that (A) all representations and warranties of the Credit Parties contained in this Amendment and the other Loan Documents are true, correct and complete; (B) none of the Credit Parties is in violation of any of the covenants contained in Credit Agreement and the other Loan Documents; (C) after giving effect to the Transactions, no Default or Event of Default has occurred and is continuing; (D) since December 31. 2020, no event has occurred or condition arisen, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect; and (E)  each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in Section 6.1 and Section 6.2 of the Credit Agreement and Section 4.1 of this Amendment.

(q)    Financial Statements. The Administrative Agent shall have received (A) the audited balance sheet of the Park as of December 31, 2020 and the related audited statements of income and retained earnings and cash flows for the Fiscal Year then ended and (B) unaudited balance sheet of Park as of August 31, 2021 and related unaudited interim statements of income and retained earnings.

(r)     Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

SECTION 5.

MISCELLANEOUS

5.1         Consent. Subject to the satisfaction of the conditions set forth in Section 4 above, Administrative Agent and the Required Lenders hereby consent to the Park Acquisition. The foregoing consent is a limited consent and, other than as expressly set forth herein, shall not constitute a modification or waiver of any other term or condition of the Credit Agreement or any other Loan Document.

5.2         Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

5.3         Representations and Warranties of the Borrower. Each Credit Party represents and warrants as follows:

(a)     It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)    This Amendment has been duly executed and delivered by each Credit Party and constitutes each Credit Party’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)     No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Credit Party of this Amendment.

(d)    The representations and warranties contained in Article VII of the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, and except that for purposes of this Amendment, the representations and warranties contained in Section 7.14 shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (i) and (ii), respectively, of Section 6.1(f).

(e)     After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)     The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens.

(g)    The Secured Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

(h)    After giving effect to the incurrence of the Additional Revolving Commitments on a pro forma basis (and for purposes of the calculations under this clause (h) assuming that the Additional Revolving Commitments are fully drawn) the Borrower is in compliance with the financial covenants set forth in Section 9.15 of the Credit Agreement recomputed as of the end of the latest fiscal quarter for which internal financial statements are available.

5.4       Reaffirmation of Obligations. Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it (and each such Credit Party) is bound by all terms of the Credit Agreement applicable to it and (b) that it (and each such Credit Party) is responsible for the observance and full performance of its respective Obligations.

5.5.      Reaffirmation of Security Interests. Each Credit Party (a) affirms that each of the Liens and its respective Guaranty granted in or pursuant to the Loan Documents are valid and subsisting, (b) agrees that this Amendment does not in any manner impair or otherwise adversely affect any of the Liens and its respective Guaranty granted in or pursuant to the Loan Documents, and (c) affirms that the Additional Revolving Commitments shall be entitled to all the benefits afforded by the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents.

5.6         Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

5.7         Further Assurances. Each Borrower (for itself and the other Credit Parties) agrees to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

5.8         Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

5.9         Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

5.10       No Actions, Claims, Etc. As of the date hereof, each Borrower (for itself and the other Credit Parties) hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

5.11     GOVERNING LAW. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND THE PROVISIONS SET FORTH IN SECTION 12.05 ARE HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS.

5.12       Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.13       Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 12.5 and 12.6 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWERS:	NORTHWEST PIPE COMPANY, as a Borrower

	By:	/s/ Aaron Wilkins
	Name:	Aaron Wilkins
	Title:	Senior Vice President, Chief Financial Officer, and Corporate Secretary

GENEVA PIPE AND PRECAST COMPANY, as a Borrower

By:	/s/ Aaron Wilkins
Name:	Aaron Wilkins
Title:	Vice President, Chief Financial Officer, and Secretary

NWPC, LLC, as a Borrower

By:	/s/ Aaron Wilkins
Name:	Aaron Wilkins
Title:	Vice President, Chief Financial Officer, and Secretary

NEW BORROWER:	PARK ENVIRONMENTAL EQUIPMENT, LLC

	By:	/s/ Aaron Wilkins
	Name:	Aaron Wilkins
	Title:	Secretary and Treasurer

REAFFIRMING GUARANTORS:	PERMALOK CORPORATION

	By:	/s/ Aaron Wilkins
	Name:	Aaron Wilkins
	Title:	Vice President, Chief Financial Officer, and Secretary

[Signature Page to Incremental Amendment]

THOMPSON TANK HOLDINGS, INC.

By:	/s/ Aaron Wilkins
Name:	Aaron Wilkins
Title:	Vice President, Chief Financial Officer, and Secretary

WTG HOLDING U.S., INC.

By:	/s/ Aaron Wilkins
Name:	Aaron Wilkins
Title:	Vice President, Chief Financial Officer, and Secretary

BOLENCO CORPORATION

By:	/s/ Aaron Wilkins
Name:	Aaron Wilkins
Title:	Vice President, Chief Financial Officer, and Secretary

[Signature Page to Incremental Amendment]

ADMINISTRATIVE AGENT AND LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
a national banking association, in its capacity as Administrative Agent, Swingline Lender, Issuing Lender and Lender

	By:	/s/ Dawn Mace Moore
	Name:	Dawn Mace Moore
	Title:	Senior Vice President

[Signature Page to Incremental Amendment]